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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


                                                                              Three Months Ended March 31
                                                                                 1996             1995
                                                                              -----------      -----------
Primary

Average shares outstanding                                                     11,245,078       11,208,008

Net effect of dilutive stock options -
   based on the treasury stock
   method using average market price                                               94,534          332,488
                                                                              -----------      -----------
Total                                                                          11,339,612       11,540,496
                                                                              -----------      -----------
Net income                                                                    $   865,731      $   539,227
                                                                              ===========      ===========
Per share amount                                                              $      0.08      $      0.05
                                                                              ===========      ===========

Fully Diluted

Average shares outstanding                                                     11,245,078       11,208,008

Net effect of dilutive stock options -
   based on the treasury stock
   method using the quarter-end market price,
   if higher than average market price                                             94,534          397,509
                                                                              -----------      -----------
Total                                                                          11,339,612       11,605,517
                                                                              -----------      -----------
Net income                                                                    $   865,731      $   539,227
                                                                              ===========      ===========
Per share amount                                                              $      0.08      $      0.05
                                                                              ===========      ===========
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